EXHIBIT 10.7

GEOPETRO RESOURCES COMPANY

2001 STOCK INCENTIVE PLAN

1.  Purpose of the Plan.  The purpose of this Plan is to attract, motivate, reward and retain the best available personnel for positions of substantial responsibility by providing additional incentives to the employees and consultants of the Company and to promote the success of the Company’s business.

2.  Definitions.  As used herein, the following definitions shall apply:

2.1  “Affiliate”  of the Company or a Person includes (i) any Person directly or indirectly controlling, controlled by or under common control with the Company or such Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such Person, (iii) any officer, director, partner or member of such Person, and (iv) if such Person is an officer, director, partner or member, any corporation, partnership, limited liability company or other entity for which such Person acts in any such capacity. Such term when used in connection with or in the context of an Incentive Stock Option shall be limited to the Parent and any Subsidiary of the Company but otherwise shall be broadly construed as provided in the preceding sentence when used in connection with any other Award.

2.2  “Award”  means an award by the Company of any Restricted Stock, Options or Stock Appreciation Rights or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

2.3  “Award Agreement”  means the written agreement entered into between the Company and each Employee, Consultant or Employee of an Affiliate receiving the Award of Restricted Stock or Stock Appreciation Rights under this Plan setting forth the number of Shares awarded to such Person by the Company, vesting rights, restrictions and other terms and provisions relating to such Award as authorized by the Board or Committee, as the case may be.

2.4  “Award Date”  means the date upon which the Board or the Committee, as the case may be, grants an Award under this Plan or such other date as designated as the Award Date by the Board or Committee at the time the Award is made.

2.5  “Board”  means the Board of Directors of the Company.

2.6  “Code”  means the Internal Revenue Code of 1986, as amended.

2.7  “Common Stock”  means the no par value common stock of the Company as a class and shall include any series of common stock of the Company which is specifically designated in the Company’s Articles of Incorporation, including any restatements or amendments thereto, as having voting rights, preferences, limitations, restrictions and relative rights different from the Common Stock and which is issued as part of an Award under this Plan.

2.8  “Company”  means GeoPetro Resources Company, a California corporation.

2.9  “Committee”  means the Compensation Committee which may be appointed by the Board, in its sole discretion, on or after the adoption of this Plan in accordance with Section 4.1 of this Plan and shall refer to the Board if at any time after the adoption of this Plan, the Compensation Committee is no longer in existence or the Board has withdrawn authority and power of such Committee to administer this Plan.

2.10  “Commission”  shall mean the United States Securities and Exchange Commission.

2.11  “Consultant”  means any person who is engaged by the Company or any Parent, Subsidiary or Affiliate to render consulting services, and includes any director of the Company, whether compensated for such services or not, who is not an officer or Employee of the Company.

2.12  “Continuous Status as an Employee or Consultant”  means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

2.13  “Employee”  means any person employed by the Company or any Parent, Subsidiary or other Affiliate of the Company. A director of the Company or any Parent, Subsidiary or other Affiliate who is an officer or an employee shall be treated for purposes of this Plan as an Employee. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company. An “Employee of an Affiliate” shall be limited to an Employee of the Parent or any Subsidiary of the Company when referring to or used in the context of an Incentive Stock Option but otherwise will be broadly construed to mean any Affiliate of the Company when referring to or used in the context of any other Award.

2.14  “Exchange Act”  means the Securities Exchange Act of 1934, as amended from time to time.

2.15  “Fair Market Value”  means the fair market value of the Shares awarded under a Restricted Stock Award or Stock Appreciation Rights Award or the Shares underlying any Options granted as an Award under this Plan as determined in accordance with Section 9.2.2 of this Plan.

2.16  “Incentive Stock Option”  means an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations adopted thereunder and which shall be clearly identified as such in the written Stock Option Agreement provided by the Company to each Optionee granted an Incentive Stock Option under this Plan.

2.17  “Nonqualified Stock Option”  means an Option granted under this Plan which does not qualify as an Incentive Stock Option. If the Award of an Option is intended to be a Nonqualified Stock Option, such option shall be designated as a Nonqualified Stock Option in the written Stock Option Agreement provided by the Company to each Optionee granted an Option under this Plan. To the extent that the aggregate Fair Market Value of Optioned Stock to which Incentive Stock Options granted under Options to an Employee are exercisable for the first time during any calendar year (under the Plan and all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such Options, to the extent of such excess, shall be treated as Nonqualified Stock Options under this Plan. The aggregate Fair Market Value of the Optioned Stock shall be determined as of the date of grant of each Option and the determination of which Incentive Stock Options shall be treated as qualified incentive stock options under Section 422 of the Code and the portion of any Incentive Stock Options exercisable by an Optionee for the first time in a particular year in excess of the $100,000 limitation shall be treated as Nonqualified Stock Options based on the order in which such Options were granted in accordance with Section 422(d) of the Code. Furthermore, an Option granted and designated as an Incentive Stock Option which is disposed of within two (2) years of the Award Date or within one (1) year after the Option is exercised will be subsequently treated for tax purposes as a Nonqualified Stock Option.

2.18  “Option”  means an Incentive Stock Option, a Nonqualified Stock Option or both as identified in a written Stock Option Agreement representing such stock option granted pursuant to this Plan.

2.19  “Optioned Stock”  means the Common Stock subject to an Option.

2.20  “Optionee”  means an Employee or Consultant who receives an Option, provided, however, that the term “Optionee” when referring to or used in the context of an Incentive Stock Option shall be limited to an Employee of the Company or a Parent or Subsidiary of the Company.

2.21  “Parent”  means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.22  “Person”  shall mean any individual Employee, Consultant or Employee of an Affiliate depending on the context in which used in this Plan.

2.23  “Plan”  means this 2001 Stock Incentive Plan.

2.24  “Restricted Stock”  means an Award of Shares to Employees, Consultants or Employees of Affiliates of the Company by the Board or Committee, as the case may be, under this Plan which is subject to the payment of such consideration, if any, such vesting rights, such restrictions and limitations on transferability of the Shares and other terms, provisions, restrictions and limitations as are established under the Award Agreement between the Company and such Person.

2.25  “Securities Act”  means the Securities Act of 1933, as amended from time to time.

2.26  “Share”  means a share of the Common Stock of the Company, as may be adjusted from time to time in accordance with Section 11 of this Plan.

2.27  “Stock Appreciation Right”  means a right to receive cash or Shares, or a combination thereof, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock and is generally used in tandem with an Option.

2.28  “Stock Option Agreement”  means the agreement entered into between the Company and each Optionee which shall set forth the terms and conditions of each Option granted to each Optionee, including, without limitation, the number of Shares of Optioned Stock underlying such Option, the exercise price, vesting rights, exercise date and other terms and provisions of each Option granted to such Optionee under such agreement.

2.29  “Subsidiary”  means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan.

3.1  Reservation of Shares.  Subject to any adjustments which may be made under the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be awarded, optioned and sold under this Plan is 5,000,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

3.2  Return of Optioned Stock.  If Shares of Restricted Stock are repurchased by the Company under the terms of an Award Agreement or an Option should expire or become unexercisable for any reason without having been exercised in full, the Shares repurchased by the Company or unpurchased Shares which were subject to an expired or unexercisable Option, unless this Plan shall have been terminated, shall become available for future grant of an Award under this Plan.

4.  Administration of the Plan.

4.1  Procedure.  This Plan shall be administered by the Committee. In administering this Plan, the following rules and procedures shall apply:

4.1.1  Number of Committee Members.  The Committee shall consist of not less than three (3) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may have prescribed or may in the future prescribe.

4.1.2  Eligible Directors.  If the Company registers any class of an equity security under Section 12 of the Exchange Act, the Board may appoint two (2) or more directors to the Committee on or after such registration persons who meet the requirements of a non-employee director under Rule 16b-3(b)(3) as promulgated under the Exchange Act.

4.1.3  Awards by Committee.  If the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, any grants of Awards under this Plan to Employees, Consultants or Employees of Affiliates of the Company shall thereafter be made by the Committee.

4.1.4  Term, Additions and Succession of Members.  Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

4.1.5  Vote of Members Entitled to Awards.  Members of the Committee, who are either eligible for Awards or have been granted Awards may vote on any matters affecting the adoption of this Plan, the administration of this Plan or the grant of any Awards pursuant to this Plan, to the extent the Board has delegated such authority to the Committee, and any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Awards to such Committee member.

4.1.6  Committee Chair and Quorum.  The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman may determine. A majority vote of the Committee at which a quorum is present, or acts consented to and approved in writing by all members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of a majority of members of the Committee.

4.2  Powers of the Board or Committee.  Subject to the express provisions of this Plan and any express limitations under the Company’s articles of incorporation or bylaws or under applicable law, on the powers and authority delegated to a committee of the Board, the Committee shall have the powers and authorities as follows:

4.2.1  Granting of Awards.  To grant Awards of Restricted Stock, Stock Appreciation Rights, Incentive Stock Options, in accordance with Section 422 of the Code or Nonqualified Stock Options or any combination thereof as provided and designated in a separate written Award Agreement or Stock Option Agreement to each Employee, Consultant or Employee of an Affiliate of the Company granted an Award of Restricted Stock or each Employee or Consultant granted an Option under this Plan and to approve the forms of Award Agreement or Stock Option Agreements, which need not be identical either as to type of Award or among Persons participating in such Awards; provided however, that in no event shall an Incentive Stock Option and a Nonqualified Stock Option granted to any Optionee under a single Stock Option Agreement be subject to a “tandem” exercise arrangement such that the exercise of one such Option affects the Optionee’s right to exercise the other Option granted under such Stock Option Agreement;

4.2.2  Valuation of Shares.  To determine, upon review of relevant information and in accordance with Section 9.2.2 of this Plan, the Fair Market Value of the Restricted Stock and the Optioned Stock;

4.2.3  Exercise Price.  To determine the exercise price per Share of Restricted Stock, Optioned Stock or Stock Appreciation Rights to be granted, which exercise price shall be determined in accordance with Section 9.2.1 of this Plan;

4.2.4  Number of Shares.  To determine the Employees, Consultants or Employees of Affiliates, and the time or times at which, Awards of Restricted Stock, Options or Stock Appreciation Rights shall be granted an Award under this Plan and the number of Shares to be represented by each such Award;

4.2.5  Other Terms and Provisions.  To determine the vesting schedule and first dates that the Award of Restricted Stock or Optioned Stock underlying each Option may be exercised or to determine that no delay in the exercisability or vesting will be required, and to determine the duration of the Options granted under this Plan and all terms and provisions, restrictions and limitations of each Award of Restricted Stock, Option or Stock Appreciation Right granted (which need not be identical) consistent with the terms, conditions, restrictions and limitations of this Plan and, with the consent of the holder thereof, modify or amend each Award of Restricted Stock, Option of Stock Appreciation Right and to execute, on the Company’s behalf, the Award Agreement or Stock Option Agreement or any amendment thereto setting forth in writing the terms and conditions of such Award of Restricted Stock, Option or Stock Appreciation Right;

4.2.6  Interpretation.  To interpret this Plan and any Award or other agreements defining the rights and obligations of the Company and the Persons participating in such an Award;

4.2.7  Prescribe Rules.  To prescribe, amend and rescind rules and regulations relating to this Plan;

4.2.8  Change of Exercise Date.  To extend, accelerate or defer (with the consent of the Optionee) the exercise date of any Award of Restricted Stock, Option or Stock Appreciation Right, consistent with the provisions of Section 7 of this Plan;

4.2.9  Modification of Awards.  To modify, cancel or waive the Company’s rights under, or modify, discontinue, suspend or terminate any or all outstanding Awards, subject to receiving any consents required under Section 13.2 of this Plan;

4.2.10  Additional Documents.  To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board or Committee, as the case may be;

4.2.11  Experts.  To seek, obtain and rely on the advice of experts in making any determination or in taking or refraining from taking any action under this Plan;

4.2.12  Delegation.  To delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company; and

4.2.13  General Authority.  To make all other determinations deemed necessary to advisable for the administration and the implementation of this Plan.

4.3  Effect of Decisions and Limitations on Liability.  All decisions, determinations and interpretations of the Board or the Committee to the extent the Board has delegated such authority and power to the Committee, shall be final and binding on all Optionees and any other permissible holders of any Options granted under this Plan. No director, officer or agent of the Company will be liable for any action, omission or decision under this Plan taken, made or omitted in good faith.

5.  Eligibility.

5.1  Persons Eligible.  Awards of Restricted Stock may be granted only to Employees, Consultants and Employees of Affiliates whom the Committee determines are Persons eligible to participate in this Plan. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may only be granted to Employees and Consultants. An Employee, who is also a director of the Company, its Parent or a Subsidiary, shall be treated as an Employee for purposes of this Section 5. An Employee or Consultant who has been granted Restricted Stock or an Option may, if he is otherwise eligible, be granted an additional Award of Restricted Stock or Option or Options from time to time under this Plan or any other restricted stock award or stock option plan subsequently adopted by the Company.

5.2  No Effect on Relationship.  This Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company nor shall it interfere in any way with his right or the Company’s right to terminate his employment or consulting relationship at any time.

6.  Term of Plan.  This Plan shall become effective on September 10, 2001. It shall continue in effect until September 10, 2011, unless sooner terminated under Section 13.1 of this Plan.

7.  Term of Awards.  The term of each Option and Stock Appreciation Right shall be, and the rights granted under an Award of Restricted Stock shall either vest or be forfeited not later than, ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Award Agreement or Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of such Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement. Otherwise, if the Option granted to an Optionee, who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, is a Nonqualified Stock Option or to the extent such Option is issued as an Incentive Stock Option but becomes a Nonstatutory Stock Option due to failure to satisfy the requirements under Section 422 of the Code and the regulations thereunder, the term of such Option shall be for a period of ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement.

8.  Restricted Stock Awards.

8.1  Grant of Awards.  The Board or the Committee, as the case may be, may, in its absolute discretion, grant Awards of Restricted Stock to any Employee, Consultant and Employee of any of its Affiliates by entering into an Award Agreement with each such Person receiving such an Award. The Award Agreement shall specify:

8.1.1  Number of Shares.  The number of shares to be issued to such Person;

8.1.2  Consideration.  The amount to be paid by such Person for the Shares which shall not be less than the minimum consideration allowed under applicable state law;

8.1.3  Shareholder’s Rights.  Rights or limitations on rights of such Person to vote, to dividends or other distributions or to other rights with respect to the Shares prior to the vesting of such Shares under the terms of the Award Agreement; and

8.1.4  Restrictions.  The restrictions imposed on the transferability of such shares and the conditions which must be satisfied for the release or lapse of such restrictions, which may include, without limitation, restrictions which lapse at such time as (i) any class of the Company’s equity securities is registered under the Securities Act and the Exchange Act and are publicly traded, (ii) continued employment of such Person for a prescribed period of time, (iii) the passage of time, (iv) the attainment of performance goals or objectives, or (v) any combination thereof. In no event shall such restrictions be for less than six (6) months after the Award Date, except to the extent the Board or the Committee, as the case may be, may provide for a shorter restrictive period.

8.2  Restrictions Prior to Vesting.  Except as provided in Section 11.2 of this Plan, Awards of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, whether voluntarily or involuntarily, until the restrictions set forth in the Award Agreement as determined by the Committee have lapsed in accordance with the terms and provisions thereof and the Shares relating to such Award have become vested.

8.3  Restrictive Stock Legend.  Each stock certificate representing the Shares subject to an Award of Restricted Stock shall bear such restrictive stock legends as the Committee shall determine to be appropriate by making references to the restrictions imposed by the Committee and a restrictive legend prohibiting the transfer of the Shares unless registered under the Securities Act and applicable state securities laws or unless an exemption from such Securities Act and state securities laws is available to the Company’s satisfaction.

8.4  Holding of Restricted Stock.  The Committee may require that until the release or lapse of the restrictions on, and the vesting of, the Shares granted as part of any Award of Restricted Stock, such Shares shall be held by the Company or by an escrow agent or other third party designated by the Company.

8.5  Dividend and Voting Rights.  Except as the Committee may otherwise provide as permitted under Section 8.1.3 hereof, a Person receiving an Award of Restricted Stock will be entitled to vote all Shares issued in his name and receive cash dividends or other distributions relating to such Shares even though they are not vested on the date such vote is made, or such cash dividends are paid or other distributions are made. Such rights shall terminate at such time as such Shares of Restricted Stock are forfeited in accordance with the terms of the Award Agreement relating to such Shares of Restricted Stock. Any stock dividend declared by the Company with respect to the Shares of Restricted Stock subject to an Award shall be issued in the name of the Person receiving the Award but shall be subject to the same restrictions set forth in the Award Agreement with respect to the Shares of Restricted Stock covered under such agreement.

8.6  Cash Payments.  The Award Agreement shall provide for the return to the Company by the Person granted the Award of any cash dividend or similar payment received by such Person on account of Shares of Restricted Stock which are subsequently forfeited in accordance with such agreement.

8.7  Termination of Employment.  The Award Agreement may provide for the forfeiture and return of the stock certificates representing Shares of Restricted Stock that are subject to restrictions or other conditions that have not lapsed or been satisfied at the time that the Person receiving the Award is terminated as either an Employee of the Company or an Employee of an Affiliate. Unless the Committee expressly provides otherwise in the Award Agreement or in the absence of any such provision in an Award Agreement, Shares of Restricted Stock that remain subject to restrictions at the time of any such employment termination or subject to other conditions of vesting which have not been satisfied by the time specified in the particular Award Agreement will not vest and will be returned to the Company in such manner and on such terms as the Committee provides. In any event, if the Person receiving an Award is terminated for “cause” as provided in Section 9.5 of this Plan, the Award Agreement shall provide that the Shares of Restricted Stock shall be repurchased by the Company for an amount equal to the amount such Person paid for such Share on the Award Date.

9.  Options.

9.1  Grant of Options.  The Board or the Committee, as the case may be, in its absolute discretion, may grant Nonqualified Stock Options to Employees or Consultants and Incentive Stock Options to Employees only. Each such Option so granted will be designated in a separate Stock Option Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Such Options shall be subject to the terms and provisions as set forth in this Section 9 and as relates to the type of Option granted.

9.2  Exercise Price and Consideration.

9.2.1  Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of a Nonqualified Stock Option shall be such price as is determined by the Committee. However, the per Share exercise price under an Incentive Stock Option shall be subject to the following:

(a)           If granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of the capital stock of the Company or any Parent or Subsidiary, the per Share exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant of such Option.

(b)           If granted to any other Employee, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant of such Option.

The exercise price of a Nonqualified Stock Option shall in no event be less than eighty-five percent (85%) of the Fair Market Value per Share on the date of the grant of such Option.

9.2.2  Determination of Fair Market Value.  The Fair Market Value per Share on the date of grant of an Option shall be determined as follows:

(a)           If the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or such other securities exchange designated by the Board, or admitted to unlisted trading privileges on any such exchange, or if the Common Stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the Fair Market Value shall be the closing price of the Common Stock as reported by the Wall Street Journal, Western Edition, on the day the Fair Market Value is to be determined, or if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported;

(b)           If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted as provided in Section 9.2.2(a) above, the Fair Market Value shall be the average of the last reported highest bid and the lowest asked prices quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or, if not so quoted, then as reported by the National Quotation Bureau, Inc. on the day the Fair Market Value is determined; or

(c)           If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the Fair Market Value shall be determined in such reasonable manner as may be prescribed by the Committee and the good faith determination of such Fair Market Value shall be final and conclusive.

9.2.3  Consideration and Method of Payment.  The consideration to be paid for the Optioned Stock to be issued upon exercise of an Option, and the method of payment of such Optioned Stock, shall be determined by the Committee. The method of payment for the Optioned Stock may consist entirely of cash, electronically transferred funds, certified or cashier’s check payable to the order of the Company, the delivery of other shares of Common Stock then owned by the Optionee having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or other property having a Fair Market Value at the time of exercise of such Option equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law, as amended from time to time.

9.3  Exercise of Option.

9.3.1  Vesting of Options.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, which may include, without limitation, (i) the effectiveness of a registration of any class of the Company’s equity securities under the Securities Act or the Exchange Act and the commencement of public trading in such equity securities, (ii) continued employment of the Optionee for a prescribed period of time, (iii) the passage of time, (iv) the attainment of performance goals or objectives, or (v) any combination thereof.

9.3.2  No Exercise for Fractional Shares.  An Option may not be exercised for a fraction of a Share. The Committee shall determine, in its discretion whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

9.3.3  Notice of Exercise.  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the person entitled to exercise the Option and full payment for the Optioned Stock with respect to which the Option is exercised has been received by the Company. Full payment, as authorized by the Board, may consist of a consideration and method of payment allowable under Section 9.2.3 of this Plan.

9.3.4  Shareholder Rights.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of the duly authorized transfer agent of the Company) of the stock certificate evidencing such Optioned Stock, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date thereof is prior to the date the stock certificate is issued, except as provided in Section 11 of this Plan.

9.3.5  Reduction of Shares of Optioned Stock Following Exercise. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available for purchase by the Optionee under the Option granted. The number of Shares granted under this Plan shall be reduced by the number of Shares with respect to which the Option is exercised. However, the Committee may, in its discretion, grant additional Options to such Optionee out of the unissued Shares reserved under this Plan to replace the number of Shares of Optioned Stock acquired by the Optionee as a result of the exercise of such Option.

9.4  Termination of Status as an Employee or Consultant.  If any Employee, Consultant or Employee of an Affiliate ceases to serve as an Employee, Consultant or Employee of an Affiliate (as the case may be), except in the case of an Employee whose employment (or a Consultant whose position or relationship with the Company) or Employee of an Affiliate is terminated “for cause” as provided in Section 9.5 of this Plan, the Committee may permit such retiring or terminated Employee, Consultant or Employee of an Affiliate to exercise the Option granted to him for such time period as it shall provide in the Stock Option Agreement but in the case of an Incentive Stock Option no more than three (3) months after the date he ceases to be an Employee or Consultant (as the case may be) of the Company, to the extent that he was entitled to exercise it at the date of such termination. To the extent that such retiring or terminated Employee, Consultant or Employee of an Affiliate was not entitled to exercise the Option at the date of his termination or retirement as an Employee, Consultant or Employee of an Affiliate, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

9.5  Termination of Employee or Consultant for Cause.  If any Employee’s employment, or Consultant’s relationship, with the Company, is terminated “for cause”, such Employee’s or Consultant’s Option under this Plan shall terminate immediately upon such termination. An Optionee, who is an Employee of the Company or a Consultant who is engaged by the

Company, shall be deemed to be terminated “for cause” if the Board or the Committee (to the extent such authority is delegated by the Board, excluding the participation of such Person if he is a member of the Committee) determines, based on reasonable belief and acting in good faith, that such Optionee:

9.5.1  Criminal Act.  Has been convicted of a felony or has been dishonest or committed or engaged in theft or embezzlement of funds or properties, including, without limitation, trade secrets, confidential information or other intellectual property, of the Company, any of its Affiliates or any third party;

9.5.2  Willful Misconduct.  Is or has engaged in fraud or willful misconduct in the discharge or performance of his duties;

9.5.3  Failure to Carry Out Duties.  Has been negligent in the discharge or performance of, or has failed to perform discharge his duties assigned to him and such negligent acts or failure to perform his duties have materially and adversely affected the business activities and operations, the properties, the financial condition or prospects of the Company;

9.5.4  Disregard of Policy.  Has willfully refused to carry out reasonable orders, policies, procedures and instructions of the Committee;

9.5.5  Incompetency.  Is incompetent or incapable (other than by reason of a disability or similar condition) of performing the duties assigned to him;

9.5.6  Breach or Unauthorized Use of Information.  Has breached any provision of any agreement with the Company or an Affiliate of the Company or has disclosed to third parties or used for his benefit or the benefit of third parties trade secrets, inside information, trade names, logos, trademarks, or other intellectual property of the Company or any of its Affiliates without authorization by any such entity; or

9.5.7  Competing Businesses.  Has been employed by, has rendered services to, or has acquired a financial interest (other than the ownership of stock or other ownership interest not exceeding five percent (5%) of the issued and outstanding capital stock or ownership interests in an entity) in, any entity which competes with the Company or any of the Company’s Affiliates, or has influenced or attempted to influence any vendors or customers of the Company or the Company’s Affiliates from doing business with any such entity, or has influenced, solicited or encouraged any employee of the Company or any Affiliate of the Company to terminate his employment relationship with the Company or such other entity and instead work for any individual or entity which competes with the Company or any Affiliate of the Company.

For purposes of this Plan, a termination “for cause” shall occur on the date the Company delivers written notice to the Employee, Consultant or Employee of an Affiliate stating the Committee’s determination that such Person has been terminated for “cause” and the basis for such determination.

9.6  Disability of Optionee.  Notwithstanding the provisions of Section 9.4 above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship (as the case may be) with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code or in the case of an Award other than an Incentive Stock Option such other disabilities or conditions as set forth in an Award Agreement or Stock Option Agreement), he may, but only within such other period of time not exceeding twelve (12) months as is determined by the Committee at the time of grant of the Option from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

9.7  Death of Optionee.  In the event of the death of the Optionee during the term of the Option, if the Optionee was at the time of his death an Employee or Consultant of the Company and had been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant twelve (12) months after the date of death. If an Optionee’s employment or involvement with the Company has terminated prior to his death, such Option may not be exercised by the Optionee’s estate or other person as provided herein unless permitted by the Committee under the Stock Option Agreement for such Optionee.

9.8  Nontransferability of Options.  An Option may not be sold, pledged, assigned, hypothecated, transferred, nor disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Any attempt to assignment, transfer, pledge, hypothecation or other disposition of an

Option or levy of attachment or similar process upon an Option not specifically permitted under this Plan shall be null and void and without effect. An Option may be exercised only by an Employee or a Consultant during his lifetime or pursuant to Section 9.7 hereof by his estate or by the person who acquires the right to exercise such Option upon his death by bequest or inheritance.

10.  Stock Appreciation Rights.

10.1  Grant of Stock Appreciation Rights.  The Committee, in its absolute discretion, may grant Stock Appreciation Rights to Employees or Consultants either concurrently with the grant of another Award or in connection with an Award previously granted which is then in effect or independent of any other Award; provided, however, that the terms and provisions of any Stock Appreciation Right granted in conjunction with an Incentive Stock Option shall comply with the requirement of Code § 422 and the regulations adopted thereunder.

10.2  Exercise of Stock Appreciation Rights.  Except as otherwise provided in an Award Agreement or Stock Option Agreement, a Stock Appreciation Right which is granted in connection with, and relates to, another Award will be exercisable at the same time and to the same extent as such other Award. If a Stock Appreciation Right is granted independently of any other Award, it shall be exercisable at the time provided in the Award Agreement granting such right but in any event no earlier than six (6) months after the Award Date, except in the event of death or disability (as defined in Section 9.6 of this Plan).

10.3  Effect on Related Award.  To the extent that a Stock Appreciation Right involves the exercise of less than all the Shares subject to the related Award and a portion of such Award remains exercisable and is thereafter exercised, the number of Shares which remain unexercised under the Stock Appreciation Right shall only be reduced if and to the extent that the remaining number of Shares subject to the related Award is less than the remaining number of Shares subject to such Stock Appreciation Right.

10.4  Payment Upon Exercise of Stock Appreciation Right.  Except as otherwise provided in an Award Agreement, the Person receiving a Stock Appreciation Right, upon the exercise thereof, will be paid an amount equal to (A) the difference between (i) the exercise price for each Share of the Common Stock under the Award to which such right relates (or the initial Fair Market Value of a Share of Common Stock on the Award Date as specified in the Award Agreement if such right is granted independent of, and without reference to, any other Award) and (ii) the Fair Market Value of a Share of Common Stock on the date that the Stock Appreciation Right is exercised and (B) multiplying the resulting difference by the number of Shares being exercised by such Person under such Award Agreement.

10.5  Method of Payment.  The Company may pay the amount due to the Person exercising his Stock Appreciation Right, as determined under Section 10.4 of this Plan, in cash, Shares, or a combination thereof, as determined by the Board or the Committee (if the Board has delegated such authority to the Committee) consistent with applicable law. However, the Award Agreement may permit the Person granted such Stock Appreciation Right to elect to receive cash, Shares or a combination thereof, subject to such conditions as the Committee may impose thereunder. If Shares are used in payment of all or a portion of the amount determined under Section 10.4, they shall be valued at the Fair Market Value of the Shares on the date the Stock Appreciation Right is exercised by the Person granted such right.

10.6  Limited Rights.  The Committee may grant Stock Appreciation Rights to a Person which may be:

10.6.1  Event of Exercise.  Exercisable upon the occurrence of a specified event (including those events set forth in Section 11 hereof);

10.6.2  In Tandem with Awards.  Only exercisable in tandem or combination with, or substitution for, Options, other Stock Appreciation Rights, other Award or a combination thereof; and

10.6.3  Payment.  Payable in cash, Shares equal to the difference between the Fair Market Value of the Shares on the Award Date of such Stock Appreciation Right and the Fair Market Value of the Shares as determined during a specified period or at a specified time within a specified period, whether prior to, on or after the date of the occurrence of such specified event.

10.7  Reduction of Available Shares.  Only Shares actually delivered by the Company in connection with the exercise of a Stock Appreciation Right will be counted against the maximum number of Shares available to be awarded, as set forth in Section 3.1 of this Plan. The number of Shares subject to the portion of the Stock Appreciation Rights which has not been exercised and any Optioned Stock or other Award to which such Stock Appreciation Right relates will be reduced by the actual number of Shares delivered by the Company in connection with the exercise of such Stock Appreciation Right, except to the extent otherwise provided in the Award Agreement.

11.  Adjustments Upon Changes in Capitalization or Merger.

11.1  Adjustments Affecting Capitalizations.  Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under this Plan but as to which no Awards have yet been granted or which have been returned to this Plan upon cancellation or expiration of any Option or the reacquisition of Shares of Restricted Stock, as well as the price per Share covered by each such outstanding Option, shall automatically, without amendment to this Plan or any Awards or Award Agreements or Stock Option Agreements delivered to Optionees under this Plan, be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or combination of Shares, as a result of a reorganization, recapitalization, forward stock split, split-up, spin-off, reverse stock split, stock dividend, stock distribution or similar extraordinary dividend distribution (collectively “spin off”) with respect to, or the reclassification of, the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, including an adjustment to (i) the number of shares of Common Stock or the number and type of other securities which are subject to the Awards (including the maximum number of Shares available to be awarded under Section 3.1 of this Plan), (ii) the number, amount and type of Shares (or other securities or property subject to any and all outstanding Awards), or (iii) the grant, purchase or exercise price of any outstanding Awards. The Committee’s determination with respect to such adjustments shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

11.2  Dissolution, Merger and Consolidation.  In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards shall vest immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his Award as to all of the Restricted Stock or Optioned Stock, as the case may be, including Shares as to which such Award would not otherwise be vested or exercisable as of such date. In the event of the proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation in which the Company is not the surviving corporation, each Award shall vest immediately and be exercisable prior to the consummation of any such transaction as provided herein or shall continue to be exercisable to the extent assumed by the surviving corporation or parent or subsidiary of the corporation purchasing the Company’s assets or to the extent an equivalent restricted stock or option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the surviving corporation, the purchasing corporation or any parent or subsidiary of any such corporation does not either assume or grant an equivalent number of shares of restricted stock or a substitute option exercisable for an equivalent number of underlying shares of such corporation, the Committee shall give notice to each Employee or Consultant previously granted an Award of his right to exercise such Award, including the right to exercise the unvested portion of any such Option within the time period prescribed in such notice. Each Award shall vest or shall become fully exercisable in lieu of assumption or substitution by the surviving corporation, purchasing corporation, or a parent or subsidiary of any such corporation in the event of a merger, consolidation, or sale of substantially all of the Company’s assets; the Committee shall notify each Employee or Consultant granted an Award that his Award shall vest or shall be fully exercisable for a period of thirty (30) days from the date of such notice; and the Award will terminate upon the expiration of such period.

12.  Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination granting such Award. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant. Within a reasonable time after the date of the grant of an Award, the Company shall enter into and deliver to each Employee or Consultant granted such Award a written Award Agreement or Stock Option Agreement, as the case may be, as provided in Sections 2.3 and 16 hereof, setting forth the terms and conditions of such Award and in the case of an Award which is an Option separately identifying the portion of the Option which is an Incentive Stock Option and/or the portion of such Option which is a Nonqualified Stock Option.

13.  Amendment and Termination of the Plan.

13.1  Amendment and Termination.  The Committee may amend or terminate this Plan from time to time in such respects as the Committee may deem advisable; provided that the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of this Plan:

13.1.1  Increase in Reserved Shares.  An increase in the number of Shares subject to this Plan above 5,000,000 Shares, other than in connection with an adjustment under Section 11 of the Plan; or

13.1.2  Designation of Eligible Participants.  Any change in the designation of the class of Employees or Consultants eligible to be granted Options.

13.2  Shareholder Approval.  If any amendment of this Plan is submitted to the shareholders for their approval under Section 13.1 of this Plan subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 17 of this Plan.

13.3  Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless the Employee or Consultant or Employee of an Affiliate of the Company granted an Award and the Committee otherwise mutually agree to such amendment or termination, which agreement must be in writing and signed by the Company and such Person.

14.  Conditions Upon Issuance of Shares.  Shares of Restricted Stock or Shares of Optioned Stock shall not be issued pursuant to the exercise of a grant of an Award under this Plan unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (“1933 Act”), the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of legal counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person receiving Shares of Restricted Stock or exercising such Option as granted under the Plan to represent and warrant at the time of receipt of such Shares of Restricted Stock or at the time of any such exercise that such Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and such other representations and warranties which, in the opinion of legal counsel for the Company, are necessary or appropriate to establish an exemption from the registration requirements under applicable federal and state securities laws with respect to the acquisition of such Shares.

15.  Reservation of Shares.  Subject to the number of Shares which may be under this Plan as provided in Section 3.1, the Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability relating to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.  Award and Option Agreements.  Each Award of Restricted Stock and each Option granted to an Employee or Consultant or Employee of an Affiliate of the Company (in the case of an Award of Restricted Stock) shall be evidenced by a written Award Agreement or Stock Option Agreement, as the case may be, in such form as the Board shall approve.

17.  Shareholder Approval.  Continuance of this Plan shall be subject to approval by the shareholders of the Company on or before September 10, 2002.

17.1  Approval if Company Reporting Company.  If the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act prior to obtaining shareholder approval of this Plan, the approval of this Plan by such shareholders of the Company shall be:

17.1.1  Proxy Solicitation Rules.  Solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

17.1.2  Meeting of Shareholders.  Obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act.

17.2  Approval if Company Note a Reporting Company.  If such shareholder approval is obtained prior to the Company registering any class of any equity security pursuant to Section 12 of the Exchange Act and the rules and regulations promulgated thereunder and the Company subsequently so registers any class of equity securities, the Company shall furnish in writing to the holders entitled to vote at or prior to the first annual meeting of shareholders held subsequent to the later of (i) first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (ii) the acquisition of an equity security of the Company for which an exemption is claimed under Section 16(b) of the Exchange Act, substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished if proxies to be voted with respect to the approval or disapproval of the Plan were then being solicited.

17.3  Consequences of Failure to Obtain Timely Approval If such shareholder approval is not obtained within such time period, all Options granted under this Plan shall constitute Nonqualified Stock Options and the tax treatment of such outstanding Options shall be determined under the provisions of the Code applicable to Nonqualified Stock Options.

18.  Compliance with Securities Laws.  No Person participating in this Plan shall sell, pledge or otherwise transfer (collectively, “Disposition”) Shares of Restricted Stock or Optioned Stock acquired pursuant to an Award or an interest in such Shares except in accordance with the express terms of this Plan and the applicable Award Agreement. Any violation of this Section 18 shall be void and of no effect. No Person participating in this Plan undertakes or effects a Disposition of such Shares, or any portion thereof, except in compliance with applicable federal and state securities laws and unless and until:

18.1  Registration Statement.  There is in effect an appropriate registration statement under the Securities Act covering the proposed Disposition and such Disposition is made in accordance with such registration statement;

18.2  Rule 144.  Such Disposition is made in accordance with Rule 144 as adopted under the Securities Act and amended from time to time;

18.3  Exempt Transaction.  Such Person participating in this Plan notifies the Company of the proposed Disposition and furnishes the Company with a statement of the circumstances surrounding the proposed Disposition, and, if requested by the Company, furnishes to the Company an opinion of counsel acceptable to the Company’s counsel, that there is available with respect to such Disposition an exemption from the registration requirements, and such Disposition will not require registration, under the Securities Act and applicable state securities laws.

Notwithstanding anything contained in this Plan to the contrary, the Company has no obligation to register the Shares or to file any registration statement under federal or state securities laws, nor does the Company make any representation concerning the likelihood of a public offering of its securities.

19.  Information to Plan Participants.  The Company shall provide to each Employee, Consultant or Employee of an Affiliate, during the period for which such Person has one or more Awards outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under this Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

20.  Withholding Taxes.  Upon granting of any Award or the exercise of any Option which is not an Incentive Stock Option, the Company may require that an Employee, Consultant or Employee of an Affiliate of the Company to:

20.1  Pay Taxes.  Remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for Shares;

20.2  Deduct for Taxes.  Deduct such amount of cash payable to such Person in connection with the payment of a Stock Appreciation Right or such number of Shares subject to the Award valued at Fair Market Value sufficient to satisfy such withholding requirements;

20.3  Reduction of Shares.  Reduce the number of Shares to be delivered by (or otherwise require) the appropriate number of Shares, valued at their then Fair Market Value, to satisfy such withholding obligation; or

20.4  Combination.  Resort to any combination of Sections 21.1 through 21.3 hereof.

21.  No Right of Employment.  Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Affiliate of the Company to terminate the employment of any Employee of the Company or any of its Affiliates at any time, nor confer upon any such Person any right to continue in the employ of the Company or any Affiliate of the Company.

22.  Rights as a Shareholder.  No Optionee shall have any right as a shareholder unless and until certificates for Shares acquired by him as a result of the exercise of his Option have been issued to him.

23.  Unfunded Status of Options.  This Plan is intended to be an “unfunded” Plan to provide an incentive to the Employee, Consultant or Employee of an Affiliate granted Awards under this Plan. With respect to any payments not made to an Employee, Consultant or Employee of an Affiliate pursuant to an Award, nothing contained in this Plan shall give such Person any rights that are greater than those of a general creditor of the Company or any Affiliates of the Company.

24.  Indemnification.  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by each member in connection with, or resulting from, any claim, action, suit, or proceeding which he may be a party or in which he may be involved by reason of any action or failure to act under this Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend such action on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws (as such documents are restated and amended), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

25.  No Duty to Register Shares.  Nothing contained in this Plan shall obligate the Company to register the Shares or its Common Stock under the Securities Act or under any applicable states securities laws with respect to the Shares acquired by Employees, Consultants or Employees of Affiliates of the Company under this Plan. In the absence of any such registration, any Shares acquired under this Plan shall be restricted as to transfer in such manner as the Board determines to be advisable to insure the availability of an exemption from registration under the Securities Act.

26.  Relationship to Other Benefits.  No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliates of the Company.

27.  Expenses.  The expenses of administering this Plan shall be borne by the Company, its subsidiaries or both, as shall be determined in the discretion of the Board.

28.  Titles.  Section headings and captions in this Plan are for convenience and reference only and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

29.  CHOICE OF LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS PLAN AND THE INSTRUMENTS EVIDENCING OPTIONS WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF CALIFORNIA.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan effective as of the 10th day of September, 2001, even though this document is being executed at a later date.

GEOPETRO RESOURCES COMPANY,
a California corporation
By:

Name:

Title: